UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2016

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5103 (Commission File Number)	72-0496921 (IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Barnwell Industries, Inc. ("the Company") owns a majority interest in KD Kona 2013 LLLP ("KD Kona"), which is a limited partner in Kaupulehu Makai LLLP ("Kaupulehu Makai"). The Company also indirectly owns a minority interest in KKM Makai, LLLP ("KKM Makai"), which is the general partner of Kaupulehu Makai. The other partner of Kaupulehu Makai is KD Development, LLC ("KDD") which is a limited partner and which is not affiliated with the Company. Pursuant to Kaupulehu Makai's partnership agreement, KD Kona and KDD are entitled, based upon their respective initial capital invested, to share pari passu in distributions made by Kaupulehu Makai to its partners until the return of their respective initial capital invested and a priority return thereupon.

On February 26, 2016, the partners in Kaupulehu Makai entered into an amendment of Kaupulehu Makai's partnership agreement, whereby KD Kona agreed to defer its right to obtain a distribution by February 28th, 2016, and instead will obtain all future distributions from Kaupulehu Makai, prior to the rights to distributions of the other parties thereto, until KD Kona has received all of its initial investment and preferred return thereupon, currently estimated to be approximately $4,940,000. This amendment to the Kaupulehu Makai partnership agreement permits Kaupulehu Makai to make a priority distribution to KDD.

Due to delays in receiving regulatory and third-party approvals to release certain developed lots for sale, without the amendment described above, KKM Makai would have been obligated to transfer six percent of its interest in Kaupulehu Makai to KDD and four percent of its interest to KD Kona if a sufficient distribution was not made to KDD and KD Kona by February 28, 2016. The Company indirectly owns 34.45% of KKM Makai. KD Kona's deferral of its right to a distribution allows Kaupulehu Makai to make a sufficient distribution to KDD while having KKM Makai avoiding the loss of six percent of its interest in Kaupulehu Makai.

KD Kona also entered into a letter agreement with the managing partner of KKM Makai, who is an indirect minority partner in KD Kona and indirect majority partner of KKM Makai ("MP"), effective as of February 28, 2016, whereby MP will advance up to $2,000,000 to KD Kona to the extent distributions have not been made by Kaupulehu Makai within six months of February 29, 2016. Any such advance of funds will be repaid by future distributions from Kaupulehu Makai. MP will also pay KD Kona an additional 2% return (in addition to the preferred return) on its outstanding capital contributions until they are repaid and the parties agree to amend KD Kona's partnership agreement to resolve a minor tax issue that will benefit the Company's indirect interest therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 3, 2016

BARNWELL INDUSTRIES, INC.

By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer